UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

JULY 26, 2004

TEXAS REGIONAL BANCSHARES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	000-14517	74-2294235
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

3900 NORTH 10TH STREET, 11TH FLOOR

MCALLEN, TX 78501

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(956) 631-5400

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS

On July 26, 2004, Texas Regional Bancshares, Inc. (the “Company”) entered into an Agreement and Plan of Reorganization (the “Agreement and Plan of Reorganization”) by and among the Company and Valley Mortgage Company, Inc., a Texas corporation (“Valley Mortgage”). Pursuant to the Agreement and Plan of Reorganization, Valley Mortgage will be merged with and into New Valley Mortgage Company, Inc., an indirect wholly-owned subsidiary of the Company (the “Merger”). The Agreement and Plan of Reorganization calls for total consideration of $13,625,000, to be paid up to 50% in cash and the balance in newly issued Texas Regional common stock in exchange for all of the outstanding shares of Valley Mortgage. The proposed merger is subject to customary closing conditions and the approval of the Valley Mortgage shareholders. The Merger is intended to be a tax-free reorganization under applicable provisions of the Internal Revenue Code of 1986, as amended. A copy of the Agreement and Plan of Reorganization is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Also on July 26, 2004, the Company issued a press release announcing that the Company and Valley Mortgage had entered into the Agreement and Plan of Reorganization.  The press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

2.1                                 Agreement and Plan of Reorganization, dated as of July 26, 2004, by and among Texas Regional Bancshares, Inc., a Texas corporation and Valley Mortgage Company, Inc., a Texas corporation.

99.1                           Press release of Texas Regional Bancshares, Inc. issued on July 26, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REGIONAL BANCSHARES, INC.
(Registrant)
July 26, 2004	/s/ Janie Moran
Janie Moran
Senior Vice President,
Controller & Assistant Secretary

EXHIBIT INDEX

Exhibit Number

2.1	Agreement and Plan of Reorganization, dated as of July 26, 2004, by and among Texas Regional Bancshares, Inc., a Texas corporation, and Valley Mortgage Company, Inc., a Texas corporation.

99.1	Press release of Texas Regional Bancshares, Inc. issued on July 26, 2004.